Exhibit 20.14

MONTHLY STATEMENT

Capital One Master Trust

SERIES 2002-4

Under the Amended and Restated Pooling and Servicing Agreement dated as of September 30, 1993, as amended and restated as of August 1, 2002 (as amended and supplemented, the “Agreement”), among Capital One Bank, as Servicer, Capital One Funding, LLC, as Transferor, and The Bank of New York, as Trustee (the “Trustee”), Capital One Bank is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the “Trust”) during the previous month.  The information which is required to be prepared with respect to the Distribution Date of August 15, 2005, and with respect to the performance of the Trust during the month July, 2005, is set forth below.  Certain information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a “Certificate”).  Certain other information is presented based on the aggregate amounts for the Trust as a whole.  Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Agreement.

A)	Information Regarding Distributions to the Class A Certificateholders
	(Stated on the Basis of $1,000 Original Principal Amount)

	1)	The total amount of the distribution to Class A Certificateholders on August 15, 2005
		per $1,000 Original Principal Amount	4.0833333333

	2)	The amount of the distribution set forth in paragraph 1 above in respect of interest
		on the Class A Certificates, per $1,000 Original Principal Amount	4.0833333333

	3)	The amount of the distribution set forth in paragraph 1 above in respect of principal
		on the Class A Certificates, per $1,000 Original Principal Amount	0.0000000000

B)	Class A Investor Charge Off’s and Reimbursement of Charge Off’s

	1)	The amount of Class A Investor Charge Off’s	$0.00

	2)	The amount of Class A Investor Charge Off’s set forth in paragraph 1 above, per $1,000
		Original Principal Amount	0.0000000000

	3)	The total amount reimbursed to the Trust in respect of Class A Investor Charge Off’s	$0.00

	4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which
		will have the effect of increasing, pro rata, the amount of each Series 2002-4 Investor
		Certificateholder’s Investment)	0.0000000000

	5)	The amount, if any, by which the outstanding principal balance of the Class A Certificates
		exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date	$0.00

C)	Information Regarding Distributions to the Class B Certificateholders
	(Stated on the Basis of $1,000 Original Principal Amount)

	1)	The total amount of the distribution to Class B Certificateholders on August 15, 2005
		per $1,000 Original Principal Amount	3.3481120000

	2)	The amount of the distribution set forth in paragraph 1 above in respect of interest
		on the Class B Certificates, per $1,000 Original Principal Amount	3.3481120000

	3)	The amount of the distribution set forth in paragraph 1 above in respect of principal
		on the Class B Certificates, per $1,000 Original Principal Amount	0.0000000000

D)	Class B Investor Charge Off’s and Reimbursement of Charge Off’s

	1)	The amount of Class B Investor Charge Off’s	$0.00

	2)	The amount of Class B Investor Charge Off’s set forth in paragraph 1 above, per $1,000
		Original Principal Amount	0.0000000000

	3)	The total amount reimbursed to the Trust in respect of Class B Investor Charge Off’s	$0.00

	4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which
		will have the effect of increasing, pro rata, the amount of each Series 2002-4 Investor
		Certificateholder’s Investment)	0.0000000000

	5)	The amount, if any, by which the outstanding principal balance of the Class B Certificates
		exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date	$0.00

E)	Information Regarding Distributions to the Collateral Interest Holder
	(Stated on the Basis of $1,000 Original Principal Amount)

	1)	The total amount of the distribution to Collateral Interest Holder on Distribution Date: August 15, 2005 per $1,000 Original Principal Amount	4.2522785376

	2)	The amount of the distribution set forth in paragraph 1 above in respect of interest
		on the Collateral Interest, per $1,000 Original Principal Amount	4.2522785376

	3)	The amount of the distribution set forth in paragraph 1 above in respect of principal
		on the Collateral Interest, per $1,000 Original Principal Amount	0.0000000000

F)	Collateral Interest Investor Charge Off’s and Reimbursement of Charge Off’s

	1)	The amount of Collateral Interest Investor Charge Off’s	$0.00

	2)	The amount of Collateral Interest Investor Charge Off’s set forth in paragraph 1 above, per
		$ 1,000 Original Principal Amount	0.0000000000

	3)	The total amount reimbursed to the Trust in respect of Collateral Interest Investor Charge Off’s	$0.00

	4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount	0.0000000000